EX-99.19a-1

MFS® Intermediate Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	October-2025
Distribution amount per share	$0.01952

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00781	40%	0.09186	39%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.01171	60%	0.14367	61%
Other Capital Source
Total (per common share)	0.01952	100%	0.23553	100%
Average annual total return (in relation to NAV) for the five years ended 9-30-2025				1.47%
Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2025				8.55%
Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2025				5.62%
Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2025				8.60%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-1025

MFS® Intermediate Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	September-2025
Distribution amount per share	$0.01951

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00800	41%	0.08424	39%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.01151	59%	0.13177	61%
Other Capital Source
Total (per common share)	0.01951	100%	0.21601	100%
Average annual total return (in relation to NAV) for the five years ended 8-31-2025				1.40%
Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2025				8.51%
Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2025				5.24%
Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2025				7.85%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0925

MFS® Intermediate Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	August-2025
Distribution amount per share	$0.01944

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00778	40%	0.07664	39%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.01166	60%	0.11986	61%
Other Capital Source
Total (per common share)	0.01944	100%	0.19650	100%
Average annual total return (in relation to NAV) for the five years ended 7-31-2025				1.18%
Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2025				8.51%
Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2025				4.10%
Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2025				7.17%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0825

MFS® Intermediate Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	July-2025
Distribution amount per share	$0.01948

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00779	40%	0.06728	38%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.01169	60%	0.10978	62%
Other Capital Source
Total (per common share)	0.01948	100%	0.17706	100%
Average annual total return (in relation to NAV) for the five years ended 6-30-2025				1.38%
Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2025				8.47%
Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2025				4.10%
Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2025				6.42%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0725

MFS® Intermediate Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	June-2025
Distribution amount per share	$0.01947

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00740	38%	0.05988	38%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.01207	62%	0.09770	62%
Other Capital Source
Total (per common share)	0.01947	100%	0.15758	100%
Average annual total return (in relation to NAV) for the five years ended 5-31-2025				1.41%
Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2025				8.50%
Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2025				2.99%
Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2025				5.73%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0625

MFS® Intermediate Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	May-2025
Distribution amount per share	$0.01957

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00763	39%	0.05248	38%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or	0.01194	61%	0.08563	62%
Other Capital Source
Total (per common share)	0.01957	100%	0.13811	100%
Average annual total return (in relation to NAV) for the five years ended 4-30-2025				1.73%
Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2025				8.45%
Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2025				3.35%
Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2025				4.97%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0525